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                                              April 27, 2000


To the Addressees Listed
on the Appendix hereto:

                  Re:  ADVANTA REVOLVING HOME EQUITY LOAN TRUST 2000-A

Ladies and Gentlemen:

                  We have acted as special counsel to Advanta Bank Corp., a Utah industrial loan corporation ("ABC"), Advanta National Bank, a national banking association ("ANB"), Advanta Finance Corp. ("AFC"), a Nevada corporation (ABC, ANB and AFC collectively, the "Originators"), Advanta Mortgage Corp. USA, a Delaware corporation (the "Master Servicer"), Advanta Mortgage Holding Company, a Delaware corporation ("AMHC"), and Advanta Conduit Receivables, Inc., a Nevada corporation (the "Sponsor"), in connection with the issuance and sale of $400,000,000 aggregate principal amount of Advanta Revolving Home Equity Loan Asset Backed Notes, Series 2000-A, (the "Notes") by the Advanta Revolving Home Equity Loan Trust 2000-A (the "Trust") and the execution and delivery of the following documents:

                  (i) Purchase Agreement, dated as of April 1, 2000 (the "Purchase Agreement"), among the Originators and the Sponsor;

                  (ii) Sale and Servicing Agreement, dated as of April 1, 2000 (the "Sale and Servicing Agreement"), among the Trust, the Sponsor, the Master Servicer, and Bankers Trust Company of California, N.A., a national banking association, as indenture trustee (the "Indenture Trustee");

                  (iii) Indenture, dated as of April 1, 2000 (the "Indenture"), between the Trust and the Indenture Trustee;

                  (iv) Trust Agreement, dated as of April 1, 2000 (the "Trust Agreement"), between the Sponsor and Wilmington Trust Company, as owner trustee (the "Owner Trustee");
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                  (v)  Underwriting Agreement dated April 18, 2000 (the
"Underwriting Agreement"), between the Sponsor and Bear, Stearns & Co. Inc. as the representative of the Underwriters (the "Representative");

                  (vi) Insurance and Indemnity Agreement, dated as of April 27, 2000 (the "Insurance Agreement"), among the Sponsor, the Indenture Trustee, the Trust, the Master Servicer and Ambac Assurance Corporation, as insurer (the "Insurer");

                  (vii) Indemnification Agreement, dated as of April 18, 2000 (the "Indemnification Agreement"), between the Representative and the Insurer; and

                  (viii) Two letter agreements executed and delivered by AMHC, one of which is dated April 27, 2000 and is addressed to the Representative and the Insurer, and one of which is dated April 27, 2000 and is addressed to the Trust and the Insurer, pursuant to which AMHC acknowledges its joint-and-several liability with respect to certain of the Sponsor's obligations to the Underwriters, the Trust and the Insurer (collectively, the "AMHC Guaranties").

                  Capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned thereto in the Indenture.

                  We have examined (i) executed copies of the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Underwriting Agreement, the Insurance Agreement and the Indemnification Agreement (collectively, the "Documents") and of the AMHC Guaranties, (ii) a copy of the executed Notes and (iii) the Registration Statement on Form S-3 (No. 333-92669) filed with the Securities and Exchange Commission (the "Commission"), in the form in which such Registration Statement was declared effective (the "Registration Statement"), the Prospectus dated December 28, 1999 (the "Prospectus") and the Prospectus Supplement dated April 18, 2000 (the "Prospectus Supplement") relating to the Notes.

                  We have also examined originals or photostatic or certified copies of all such corporate records of the Master Servicer, ANB and AMHC and such certificates of public officials, certificates of corporate officers, and other documents, records and papers and have made such inquiries of officers, employees and representatives of the Master Servicer, the Originators and AMHC, as we have deemed appropriate and necessary as a basis for the opinions hereinafter expressed; we have further assumed the truth, accuracy and completeness of all information provided to us by such persons. As to certain issues of fact material to the opinions expressed herein, we
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have, with your consent, relied to the extent we deemed appropriate upon certificates and representations of officers of the Sponsor, the Master Servicer, the Originators and AMHC.

                  In making our examinations and rendering the opinions herein expressed, we have assumed, with your permission, the following:

                  (i) each party to each of the Documents (other than the Master Servicer, AMHC and ANB) is duly formed and organized, validly existing and in good standing in its respective jurisdiction of formation and each such party has the corporate power to enter into and perform all of its obligations thereunder;

                  (ii) the due authorization, execution and delivery of the Documents by all parties thereto (other than the Master Servicer and ANB) and that the Documents constitute the legal, valid and binding obligations of the parties, thereto (other than the Sponsor, the Master Servicer, the Originators and AMHC) and are enforceable against the other parties thereto in accordance with their terms;

                  (iii) that all parties to the Documents will comply with all of the material terms of such Documents;

                  (iv)  the genuineness of all signatures;

                  (v) the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies;

                  (vi)  the legal capacity of natural persons;

                  (vii) as to Paragraph 27 below, that the parties to the Documents have and will perform their respective obligations thereunder, including the delivery to the Indenture Trustee of the Credit Line Agreements relating to the Mortgage Loans following payment of legal and sufficient consideration therefor, without any such Credit Line Agreement or any Mortgage Loans having been discharged or any of the related Mortgages satisfied or released and without the Indenture Trustee having actual or constructive notice of the existence with respect to such Credit Line Agreements, the Mortgage Loans and the related Mortgages of any claim, lien, charge, mortgage, security interest, encumbrance or right of the Sponsor or the Originators, or creditors of the Sponsor or the Originators or others. Further we have assumed the absence of any defense against enforcement of, or right of
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         offset against, each such Credit Line Agreement and the related
         Mortgage Loans and Mortgages. We have undertaken no independent review of the Mortgage Loans, the related Credit Line Agreements or the related Mortgages and have relied solely upon the representations of the Sponsor and of the Originators in the Sale and Servicing Agreement and the Purchase Agreement, respectively, with respect thereto;

                  (viii) there is not and will not be any other agreement that modifies or supplements the agreements expressed in any of the Documents; and

                  (ix) the conformity of the Mortgage Loans and related documents to the requirements of the Documents.

                  We have further assumed that the Mortgages relating to the Mortgage Loans and rights to receive payment under the Mortgage Loans are not subject to any right, lien or interest of any government or any agency or instrumentality thereof (including without limitation any federal or state tax lien, or lien arising under Title IV of ERISA) and that they are not subject to any lien arising by operation of law or any judicial lien.

                  The opinions expressed in paragraphs 7, 8, 9, 10 and 11 with respect to the enforceability of certain agreements are subject to the following additional qualifications:

                  (i) the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or the rights of creditors of national banking associations or Utah industrial loan corporations, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing;

                  (ii) limitations on the enforceability of provisions relating to arbitration;

                  (iii) limitations on the enforceability of a requirement that provisions of a document may only be amended or waived in writing;

                  (iv) limitations on the enforceability of "severability" provisions depending upon the materiality of the unenforceable provisions to the document as a whole and to the undertakings of the parties thereunder; and
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                  (v) the fact that certain of the remedial provisions contained in the Documents may be unenforceable in whole or in part under applicable laws and judicial decisions, including to the extent that any such provision contravenes public policy, but the inclusion of such provisions does not render the applicable Document invalid, nor do such laws and judicial decisions make such Document legally inadequate for the practical realization of the principal benefits provided for therein.

                  In addition, we wish to advise you that the enforceability of certain provisions set forth in the Underwriting Agreement and the AMHC Guaranties which purport to provide for indemnification for losses due to securities laws violations may be limited by public policy considerations.

                  We are qualified to practice law in the State of New York and express no opinion as to the laws of jurisdictions other than the laws of the State of New York, the federal law of the United States of America and the General Corporation Law of the State of Delaware. Furthermore, we express no opinion herein as to applicable state "Blue Sky" laws, legal investment laws or real estate syndication laws. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

                  Based upon the foregoing and subject to the last paragraph hereof, we are of the opinion that:

                  1. The Master Servicer is a duly organized corporation, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each state to the extent necessary to enable it to perform its obligations under the Insurance Agreement and the Sale and Servicing Agreement (or is exempt from such qualification). The Master Servicer has the requisite corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of the Sale and Servicing Agreement and the Insurance Agreement. The foregoing opinion as to existence and good standing is based solely upon our review of a certificate issued by the Secretary of State of Delaware, dated April 17, 2000.

                  2. ANB has been duly organized and is validly existing as a national bank in good standing under the laws of the United States of America, and is qualified to do business in each state to the extent necessary to enable it to perform its obligations under the Purchase Agreement (or is exempt from such qualification). ANB has the requisite corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of the Purchase Agreement. The foregoing opinion as to existence and good standing is based solely
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upon our review of a certificate issued by the Office of the Comptroller of the
Currency, dated April 18, 2000.

                  3. AMHC is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business in each state to the extent necessary to enable it to perform its obligations under the AMHC Guaranties (or is exempt from such qualification). The foregoing opinion as to existence and good standing is based solely upon our review of a certificate issued by the Secretary of State of Delaware, dated April 17, 2000. AMHC has the requisite corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, the AMHC Guaranties.

                  4. Each of the Sale and Servicing Agreement and the Insurance Agreement has been duly and validly authorized, executed and delivered by the Master Servicer.

                  5. The Purchase Agreement has been duly and validly authorized, executed and delivered by ANB.

                  6. Each of the AMHC Guaranties has been duly and validly authorized, executed and delivered by AMHC.

                  7. Each of the Sale and Servicing Agreement and the Insurance Agreement constitutes the valid, legal and binding agreement of the Master Servicer, and is enforceable against the Master Servicer, in accordance with its terms.

                  8. Each of the AMHC Guaranties constitutes the valid, legal and binding agreement of AMHC, and is enforceable against AMHC in accordance with its terms.

                  9. Each of the Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Underwriting Agreement and the Insurance Agreement constitutes the legal, valid and binding agreement of the Sponsor, and is enforceable against the Sponsor in accordance with its terms.

                  10. Each of the Documents to which they are a party constitutes the legal, valid and binding agreement of each of the Originators and AFC and is enforceable against each of the Originators and AFC in accordance with its terms.
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                  11. Each of the Sale and Servicing Agreement, the Indenture,
the Trust Agreement and the Insurance Agreement constitutes the legal, valid and binding agreement of the Trust and is enforceable against the Trust, in accordance with its terms.

                  12. The Notes, assuming the due execution thereof by the Trust and due authentication thereof by the Indenture Trustee and payment therefor, are validly issued and outstanding and are entitled to the benefits of the Indenture.

                  13. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal law or the laws of the States of New York or Delaware, for the execution, delivery and performance of either the Sale and Servicing Agreement or of the Insurance Agreement or the consummation of any transaction contemplated thereby by the Master Servicer.

                  14. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal law or the laws of the State of New York, for the execution, delivery and performance of any of the Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Underwriting Agreement, the Indemnification Agreement and the Insurance Agreement or the consummation of any transaction contemplated thereby by the Sponsor.

                  15. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal law or the laws of the State of New York, for the execution, delivery and performance of the Purchase Agreement by any or all of the Originators.

                  16. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal law or the laws of the States of New York or Delaware, for the execution, delivery and performance of the AMHC Guaranties by AMHC.

                  17. To our Actual knowledge, there are no actions, proceedings or investigations pending or threatened against the Sponsor, the Master Servicer, the Originators or AMHC before any court, governmental agency or body or other tribunal (a) asserting the invalidity of the Documents or the Notes,
(b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Documents, or (c) which would materially and adversely affect the
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performance by the Sponsor, the Master Servicer, the Originators or AMHC, as
applicable, of obligations under, or the validity or enforceability of, the Documents or the Notes.

                  18. None of the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Notes, or the execution, delivery or performance by the Master Servicer of the Sale and Servicing Agreement and the Insurance Agreement (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the certificate of incorporation or bylaws of the Master Servicer,
(ii) to our Actual Knowledge, any term or provision of any material agreement, contract, instrument or indenture, to which the Master Servicer is a party or is bound, (iii) to our Actual Knowledge, any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Master Servicer, or (iv) any law, rule or regulation of the States of New York or Delaware or the federal government (including, without limitation, any bulk sales law), or (b) to our Actual Knowledge, results in, or will result in, the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Notes, except as otherwise contemplated by the Indenture.

                  19. To our Actual Knowledge, none of the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Notes, or the execution, delivery or performance by each of the Master Servicer, ANB and AMHC of the Documents to which it is a party conflicts or will conflict with any provision of its organizational documents.

                  20. To our Actual Knowledge, none of the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Notes, or the execution, delivery or performance by each of the Sponsor, the Originators and the Master Servicer, of the Documents to which it is a party (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of any material agreement, contract, instrument or indenture, to which is a party or is bound,
(ii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over it, or
(iii) any law, rule or regulation of the States of New York or Delaware or the federal government, or (b) to our knowledge, results or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate, except as otherwise contemplated by the Indenture.

                  21. None of the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Notes, or the execution, delivery or performance by AMHC of the AMHC Guaranties (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under
(i) any term or provision of the certificate of incorporation or bylaws of AMHC,
(ii)
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to our Actual Knowledge, any term or provision of any material agreement, contract, instrument or indenture, to which AMHC is a party or is bound, (iii) to our Actual Knowledge, any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over AMHC, or (iv) any law, rule or regulation of the States of New York or Delaware or the federal government, or (b) to our Actual Knowledge, results in, or will result in, the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Notes, except as otherwise contemplated by the Indenture.

                  22. The Registration Statement is effective under the Securities Act of 1933, as amended (the "Securities Act"), and to our Actual Knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and not withdrawn, and no proceedings for that purpose have been initiated or threatened by the Commission.

                  23. At the time it became effective, the Registration Statement (other than any information incorporated by reference therein and financial or statistical information included or incorporated by reference therein, as to which no opinion is expressed) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

                  24. To our Actual Knowledge, there are no material contracts, indentures or other documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  25. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Trust is not required to be registered pursuant to the Investment Company Act of 1940, as amended.

                  26. The Indenture is effective to create a valid and enforceable security interest in favor of the Indenture Trustee, for the benefit of the Noteholders and the Insurer, in all of the Trust's right, title and interest in the Mortgage Loans.

                  27. The security interest created by the Indenture in favor of the Indenture Trustee, for the benefit of the Noteholders and the Insurer, will constitute a first perfected security interest upon the delivery of the Mortgage Files to the Indenture Trustee, on behalf of the Noteholders, and the recording of instruments in accordance with the provisions of the Sale and
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Servicing Agreement; provided, however, that we express no opinion (a) as to the continuation of a security interest in any Mortgage Loans in the event that the Indenture Trustee does not maintain continuous possession of the related Credit Line Agreements and Mortgage Files in the State of California, (b) as to the continuation of a security interest in any Mortgage Loans or the related Credit Line Agreements or Mortgages in the event the related Originator discharges or releases such Mortgage Loans, Credit Line Agreements or Mortgages prior to delivery of such Credit Line Agreements to the Indenture Trustee and the recording of instruments of assignment in respect of such Mortgages in the appropriate recording offices, (c) as to title in any Mortgaged Property or the existence of priority in any lien with respect to such property or as to the enforceability of any remedy that may be dependent on that title or such lien, or (d) as to the priority of any security interest against any liens, claims or other interest that by operation of law take priority over previously perfected security interests (including, in certain circumstances, certain federal and state tax liens, liens arising under the Employee Retirement Income Security Act of 1974, as amended, and certain claims of the United States Government). Our conclusion that the security interest described above would be a "first perfected security interest" is based upon (x) the Indenture Trustee's certification, delivered on the date hereof, to the effect that the Indenture Trustee has received the endorsed Credit Line Agreements, (y) the mortgage assignment recording requirements of the Sale and Servicing Agreement, and (z) representations of the Originators and the Sponsor in the Purchase Agreement and the Sale and Servicing Agreement. We further note that, until such time as assignments of mortgage are recorded in the name of the Indenture Trustee in the appropriate jurisdictions, (x) the Indenture Trustee may not, in certain jurisdictions, be independently able to enforce the applicable Mortgage against the related Mortgaged Property or the related Mortgagor, (y) any of the Originators could record an assignment of a Mortgage in the name of a third party or record a discharge and satisfaction of a Mortgage and (z) any notices which may be given to the record holder of a Mortgage would be given to the Originators.

                  28. The statements in the Prospectus set forth under the captions "Description of the Securities" and "The Agreements," and the statements in the Prospectus Supplement set forth under the captions "Description of the Notes" and "Provisions of the Agreements," to the extent such statements purport to summarize certain provisions of the Notes, the Indenture or the Sale and Servicing Agreement, are fair and accurate in all material respects.

                  29. The statements in the Prospectus and the Prospectus Supplement set forth under the captions "ERISA Considerations," "Material Federal Income Tax Consequences," "Legal Investment Considerations," and "Investment Matters," to the extent that they constitute matters of federal law or of New York State law, or legal conclusions with respect thereto, while not purporting
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to discuss all possible consequences of an investment in the Notes, provide a fair and accurate summary of such law or conclusions.

                  30. The provision in the Sale and Servicing Agreement which provides for the laws of New York to be the governing law would be upheld by a court applying New York law.

                  Assuming that the Trust's acquisition of any Subsequent Mortgage Loan is effected in accordance with the provisions of the Sale and Servicing Agreement, our opinions set forth above refer to such Subsequent Mortgage Loans as well as the Initial Mortgage Loans held by the Trust.

                  Whenever our opinion with respect to any item is stated to be "to our Actual Knowledge," we are referring to the actual present knowledge of the particular Wolf, Block, Schorr and Solis-Cohen LLP attorneys who have been involved in the transaction referred to herein. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not undertaken the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

                  The foregoing opinions are being rendered for the benefit only of the addressees listed on the Appendix attached hereto in connection with the transactions contemplated by the Documents and may not be disclosed to, quoted to or relied upon by any other person or entity or for any other purpose without the express prior written consent of the undersigned. This opinion letter is based upon the current state of the law and facts as of the date hereof and we hereby expressly disclaim any obligation to advise you of any changes which may occur hereafter with respect to any of the matters addressed herein.

                                              Very truly yours,


                                   /s/ Wolf, Block, Schorr and Solis-Cohen LLP
                                   -------------------------------------------
                                   WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP
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                                    APPENDIX

Advanta Revolving Home Equity
   Loan Trust 2000-A
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001

Advanta Conduit Receivables, Inc.
10790 Rancho Bernardo Drive
San Diego, California 92127

Advanta Mortgage Corp. USA
10790 Rancho Bernardo Drive
San Diego, California 92127

Advanta Finance Corp.
10790 Rancho Bernardo Drive
San Diego, California 92127

Advanta National Bank
One Righter Parkway
Wilmington, Delaware 19803

Advanta Bank Corp.
11850 South Election Road
Draper, Utah 84020

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004

Bankers Trust Company of
   California, N.A.,

as Indenture Trustee
1761 East St. Andrew Place
Santa Ana, California 92705

Bear, Stearns & Co. Inc.
  as Representative of the Underwriters
245 Park Avenue
New York, New York 10167

Moody's Investors Service, Inc.
99 Church Street
New York, NY 10007

Standard & Poor's Ratings Services,
  a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

Wilmington Trust Company,
   as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001